UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement

Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by

Rule 14a-6(e)(2))

[X ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Controlled Environment Aquaculture Technology, Inc.

(Name of Issuer as specified in its charter)

Payment of Filing Fee (Check the Appropriate Box):

[ X ] No Fee Required

Controlled Environment Aquaculture Technology, Inc.

1000 Bishop Street, Suite 303

Honolulu, Hawaii 96813

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held Friday, September 7, 2001

The 2001 Annual Meeting of Shareholders of Controlled Environment Aquaculture Technology, Inc. (the "Company"), a Colorado corporation, will be held on Friday, September 7, 2001 at 2:00 p.m., local time, at the Waialae Country Club located at 4997 Kahala Avenue, Honolulu, Hawaii 96816, to act on the following matters:

1. To elect five directors to the Board of Directors to serve for the ensuing year and until their successors are elected; and

2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the corporation to "Ceatech USA, Inc."; and

3. To consider and vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as the independent public accountants for the Company for the fiscal year ended January 31, 2002; and

4. To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on August 3, 2001 as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

Representation in person or by proxy of a least one third of the votes entitled to be cast by holders of the Company's Common Stock on a matter will constitute a quorum for the meeting. All shareholders are cordially invited to attend the meeting in person. Any shareholder attending the meeting may vote in person, even if the shareholder has previously returned a proxy.

By Order of the Board of Directors

Ronald W. K. Yee

Corporate Secretary

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE 2001 ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED

Controlled Environment Aquaculture Technology, Inc.

1000 Bishop Street, Suite 303

Honolulu, Hawaii 96813

Proxy Statement for

2001 Annual Meeting of Shareholders

The enclosed Proxy is solicited on behalf of Controlled Environment Aquaculture Technology, Inc., (the "Company") for use at the 2001 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, September 7, 2001, at 2:00 p.m., local time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

The Annual Meeting will be held at Waialae Country Club located at 4997 Kahala Avenue, Honolulu, Hawaii 96816. The Company's principal executive office is located at 1000 Bishop Street, Suite 303, Honolulu, Hawaii 96813. The Company's telephone number is (808) 550-4977.

These proxy solicitation materials were mailed on or about August 20, 2001, to all shareholders entitled to vote at the Annual Meeting. A copy of the Company's Report on Form 10-KSB for its fiscal year ended January 31, 2001 accompanies this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Shareholders of record at the close of business on August 3, 2001 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 7,426,272 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding and entitled to vote at the Annual Meeting. No shares of Preferred Stock were issued and outstanding as of the Record Date.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Every shareholder voting for the election of directors is entitled to one vote for each share of Common Stock held for each of the five directors to be elected. Holders of Common Stock do not have the right to cumulate their votes in the election of directors. On all other matters, each share of Common Stock is likewise entitled to one vote on each proposal or item that comes before the meeting.

Votes cast by proxy or in person at the Meeting will be tabulated by the Company's Corporate Secretary, who will serve as the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. In general, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Colorado law for approval of proposals presented to shareholders. The Company's Articles of Incorporation provide that a quorum consists of one third of the shares of each voting group entitled to vote and present or represented by proxy at the meeting.

Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted for the election of all of the Company's director nominees named herein, for approval of the name change, for ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may properly come before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter.

The Inspector will treat express abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but will not treat express abstentions as votes in favor of approving any matter submitted to shareholders for a vote.

The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Colorado concerning voting of shares and determination of a quorum.

The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of the Company's directors, officers, and employees, without additional compensation, also may solicit proxies personally or by telephone, letter or facsimile.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

The Company anticipates that the 2002 Annual Meeting of Stockholders will be held in September 2002. Therefore, proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2002 Annual Meeting of Stockholders must be received by the Company no later than April 30, 2002 (approximately 120 days before the meeting), in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to vote at the Annual Meeting was August 3, 2001. As of the Record Date, the Company had a total of 7,426,272 shares of Common Stock issued and outstanding.

The following table sets forth information, as of August 3, 2001, with respect to the beneficial ownership of the Company's common stock by: (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock; (ii) each director; (iii) named executive officers; and (iv) all current named executive officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Shinichiro Watari(1),(2) 9010 Miramar Road, Suite 100 San Diego, CA 92126	2,440,361	25.80%
John Chen(2) 2137 Kahala Circle Castle Rock, CO 80104	1,253,163	13.20%
Unity House Inc.(2) 444 Hobrun Lane Honolulu, HI 96815	907,625	9.60%
Gordon J. Mau(2) 1000 Bishop St., Ste 303 Honolulu, HI 96813	792,987	8.40%
Ronald W. K. Yee(2) 2328 Nuuanu Avenue Honolulu, HI 96817	706,997	7.50%
Ruth E. Garcia 16105 Woodvale Road Encino, CA 91436	405,500	5.50%
Ernest K. Dias 540 Lagoon Drive, Suites 3 & 4 Honolulu, HI 96819	300,000	4.00%
Directors and named executive officers as a group (5 persons) (2)	5,694,136	61.00%

(1) The Company has issued two 7.75% convertible subordinated debentures totalling $1,000,000 to Hibiscus Investments, Inc., the beneficial ownership and control of which is attributable to Mr. Watari. Each such debenture entitles the holder to convert the principal amount thereof, together with accrued but unpaid interest thereon, into fully paid shares of Common Stock. The shares acquired by conversion as aforesaid would be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, and accordingly, may not be sold or transferred by the holders thereof in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that a proposed transfer does not violate applicable securities laws.

(2) The table includes a total of 2,035,756 shares, which may be acquired by certain listed beneficial owners upon conversion of the principal amount of Dual Rate Convertible Debentures issued to them by the Company which are eligible to be converted as of the Record Date, together with accrued but unpaid interest thereon. Shares acquired by conversion as aforesaid would be "restricted securities" as that term is defined in Rule 144 under the Securities Act of 1933, and accordingly, may not be sold or transferred by the holders thereof in the absence of an effective registration statement or an opinion of counsel satisfactory to the Company that a proposed transfer does not violate applicable securities laws. As of August 3, 2001, the number of shares which may be acquired by each of the noted beneficial owners through conversion of Dual Rate Convertible Debentures as aforesaid is as follows: (i) Mr. Watari - 1,160,361; (ii) Mr. Chen - 102,773; (iii) Unity House, Inc. - 307,625; (iv) Mr. Mau - 153,749; (v) Mr. Yee - 311,248.

EXECUTIVE COMPENSATION

The Company had no employment contracts with any of its executive officers during the fiscal year ended January 31, 2001. During that period no executive officer held any stock options or received any other form of non-cash compensation, and no executive officer received compensation in excess of $100,000 for services rendered to the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company. To the best knowledge and belief of the Company, each of the directors, officers or beneficial owners of more than 10% of the Company's securities named herein has filed all reports required to be filed by Section 16(a).

AUDIT COMMITTEE REPORT

The audit committee of the Board of Directors is composed of two independent directors, as defined by the National Association of the Securities Dealers. The Board of Directors has not adopted a written charter for the audit committee.

The audit committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2001 with management and Sprayberry, Barnes, Marietta & Luttrell ("Sprayberry"), the Company's independent public accountants for that year. The audit committee also has discussed with Sprayberry the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

The audit committee also received from Sprayberry the written disclosures and the letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and has discussed with them their independence from the Company. Additionally, the audit committee has considered whether the Sprayberry's non-audit services to the Company are compatible with Sprayberry's independence.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the January 31, 2001audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended January 31, 2001, filed with the Securities and Exchange Commission on May 16, 2001.

Submitted by the Audit Committee of the Board:

Mr. Gordon J. Mau; and

Mr. Anthony Rutledge

Audit Fees

During the year ended January 31, 2001, Sprayberry has billed the Company approximately $66,400 for professional services rendered for the audit of the Company's consolidated financial statements for such period and for the review of the consolidated financial statements included in the Quarterly Reports on Form 10-QSB during such period.

Financial Information Systems Design and Implementation Fees

Sprayberry did not render professional services relating to financial information systems design and implementation for the fiscal year ended January 31, 2001.

All Other Fees

During the year ended January 31, 2001, Sprayberry billed the Company approximately $10,200 for tax and other non-audit services.

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's five nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until a successor has been elected and qualified.

Name of Nominee	Age	Principal Occupation	Director Since
John Chen	42	President, Plum Creek Villages	1998
Ernest K. Dias	62	President, Chief Operating Officer and Director	1997
Gordon J. Mau	54	Chairman, Board of Directors	1998
Anthony Rutledge	55	President, Unity House, Inc.	2000
Shinichiro Watari	54	Chairman, Hibiscus Investments, Inc.	2000

Mr. Chen has been a member of the Board of Directors since 1998. Mr. Chen serves as President and Owner of Plum Creek Golf & Country Club and Plum Creek Villages, a 500 acre residential community surrounding the golf course in Castle Rock, Colorado, where he is also a member of various local economic development organizations. Mr. Chen also serves as President and Owner of Carlton Oaks Golf & Country Club located in Santee, California.

Mr. Dias has been President, Chief Operating Officer and a Director of the Company since 1997. From 1988 to 1997, he was Manager of Facilities Development and Construction for The Oceanic Institute in Honolulu, Hawaii. Mr. Dias holds a Bachelor of Science degree in Engineering from San Jose State University.

Mr. Mau has been Chairman of the Board of Directors since October 1999 and a member of the Board since 1998. Mr. Mau is a practicing attorney in Hawaii specializing in real estate and serves as an officer and/or director of various organizations including Hawaii National Bank, Overseas Investors, Inc., Henry H. Wong Foundation and the Waialae Country Club, among others. Mr. Mau is a graduate of Lafayette College (B.A. Economics) and New York Law School (J.D.).

Mr. Rutledge is President and Chief Executive Officer of Unity House, Inc. Mr. Rutledge has over 30 years experience in labor union management, real estate investments and trust fund administration. In addition, Mr. Rutledge served as the Financial Secretary-Treasurer of the Hotel Employees and Restaurant Employees Union in Hawaii from 1986 to 2000. Mr. Rutledge also serves as a member of the Board of various Hawaii based organizations. Mr. Rutledge was elected to the Board at the 2000 Annual Meeting in September 2000.

Mr. Watari is Chairman of Hibiscus Investments, Inc., a major shareholder and investor in the Company. Mr. Watari is also President and Chief Executive Officer of Cornes & Co., Ltd. (Japan and Hong Kong), Chairman of Quicksilver Connections, Ltd. (Australia) and Chairman of Pacific World (Holdings) Ltd. (Hong Kong). Mr. Watari holds both a Bachelor of Arts and Master of Architecture degrees from Washington University in St. Louis, Missouri. He also attended the Program for Management Development at Harvard Business School and the Executive Training Program at Chase Manhattan Bank, New York. Mr. Watari was elected to the Board at the 2000 Annual Meeting in September 2000.

Board Meetings and Committees

The Board of Directors of the Company held four formal meetings during the fiscal year ended January 31, 2001. All incumbent directors attended at least 75% of the Board meetings held during their respective tenures, either in person or telephonically.

The Board of Directors has both an audit committee and a compensation committee. At the fiscal year end January 31, 2001, the audit committee was comprised of Messrs. Mau and Rutledge, and the compensation committee was comprised of Messrs. Chen, Mau, Rutledge and Watari. These committees did not have any formal meetings during the last fiscal year.

Compensation of Directors

The Company's directors do not receive compensation for service on the Board of Directors or their attendance at Board meetings, but they may be reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. During the fiscal year ended January 31, 2001, no director held or was issued any stock options, or received any other form of noncash compensation.

Vote required; Recommendation of the Board of Directors

With respect to the election of directors, the five candidates receiving the highest number of "for" votes shall be elected to the Company's Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and a broker non-vote will not be treated as voting in person or by proxy on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH HEREIN

PROPOSAL TWO

AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO "Ceatech USA, Inc."

In its meeting of May 15, 2001, the Board of Directors adopted a resolution proposing that the Company's Articles of Incorporation be amended to change the name of the Company to "Ceatech USA, Inc." The proposed amendment would restate Article First of the Company's Articles of Incorporation as follows:

FIRST: The name of the corporation is Ceatech USA, Inc.

Vote Required; Recommendation of the Board of Directors

Approval of the amendment of the Company's Articles of Incorporation to change the Company's name to "Ceatech USA, Inc." will require the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum for the meeting.

The Board of Directors believes that it is in the best interest to change the Company's name to Ceatech USA, Inc. because the acronym form of the name is more widely recognized than the Company's complete name and is considerably less cumbersome to use in all forms of documentation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE CHANGE OF THE CORPORATION'S NAME TO "Ceatech USA, Inc."

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending January 31, 2002. On August 7, 2001, the Company dismissed Sprayberry, Barnes, Marietta & Luttrell located in Oxnard, California as its independent accountants. The Company's Board of Directors participated in and approved the decision to change independent accountants. The reports of Sprayberry, Barnes, Marietta & Luttrell for the past two fiscal years contained a going concern qualification but did not contain any other adverse opinion or disclaimer of opinion and were not qualified or modified as to any other uncertainty, audit scope or accounting principle. A representative of PricewaterhouseCoopers is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

In connection with its audits for the two most recent fiscal years and through August 7, 2001, there have been no disagreements with Sprayberry, Barnes, Marietta & Luttrell on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Sprayberry, Barnes, Marietta & Luttrell, would have caused them to make reference thereto in their report on the financial statements for such years.

Vote Required; Recommendation of the Board of Directors

The Board of Directors has conditioned its appointment of the Company's independent certified public accountants upon receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event the shareholders do not approve the selection of PricewaterhouseCoopers, the Board of Directors will reconsider the appointment of the independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Company may recommend.

THE BOARD OF DIRECTORS

Honolulu, Hawaii

August 20, 2001